Exhibit 10.22

GRIID INFRASTRUCTURE EQUITY PLAN LLC

PROFITS INTEREST PLAN

1.    Purpose. This Griid Infrastructure Equity Plan LLC Profits Interest Plan (this “Plan”) is intended to further the growth and success of Griid Infrastructure LLC, a Delaware limited liability company (“Griid”), and its Subsidiaries by enabling Service Providers to acquire equity interests in Griid Infrastructure Equity Plan LLC, a Delaware limited liability company (the “Company”), thereby increasing their personal stake in growth and success of the Company Group Members (as defined herein), providing a means of rewarding outstanding service by such Service Providers and aiding retention.

2.    Definitions.

“Administrator” mean Griid as the current managing member of the Company or a committee or individual as designated by such managing member.

“Award” means an award of Incentive Units granted pursuant to Section 5 of this Plan.

“Award Agreement” means an agreement by and between the Company and a Participant evidencing the terms of an Award and entered into pursuant to the terms of this Plan, substantially in the form of Exhibit A to this Plan.

“Cause” with respect to any particular Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between a Company Group Member and such Service Provider, or if none, then “Cause” means any of the following:

(a)    the Service Provider’s willful and material failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); provided that the Company has provided the Service Provider with written notice of the failure to perform and the Service Provider has failed to cure such failure to perform within thirty (30) days after receipt of such written notice;

(b)    the Service Provider’s willful failure to comply with any valid and legal directive of a Company Group Member; provided that the Company has provided the Service Provider with written notice of the failure to perform and the Service Provider has failed to cure such failure to perform within thirty (30) days after receipt of such written notice;

(c)    the Service Provider’s commission of (i) any felony (under the laws of the United States, any relevant state or sovereign territory, or the equivalent of a felony in any international jurisdiction in which a Company Group Member does business) or (ii) any crime involving dishonesty or moral turpitude;

(d)    the Service Provider’s engagement in any willful misconduct (including any violation of federal securities laws), insubordination, gross negligence, fraud or misrepresentation, act of dishonesty, violence or threat of violence; any act of theft, conversion, embezzlement or misappropriation of funds of a Company Group Member;

(e)    the Service Provider’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(f)    the Service Provider’s breach of any material obligation under his or her Award Agreement, employment agreement or any other written agreement between the Service Provider and the Company Group Member that employs such Service Provider; provided that the Company has provided the Service Provider with written notice of such breach and the Service Provider has failed to cure such breach within thirty (30) days after receipt of such written notice;

or

(g)    any material failure by the Service Provider to comply with written policies or rules of a Company Group Member, as they may be in effect from time to time during the Service Provider’s term of service with a Company Group Member, provided that the Company has provided the Service Provider with written notice of such failure to comply and the Service Provider has failed to cure such failure to comply within thirty (30) days after receipt of such written notice provided however that if such failure to comply causes material, reputational or financial harm to a Company Group Member then such failure to comply shall be deemed not capable of being cured.

“Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(a)    a Person (or more than one Person acting as a group) acquires ownership of the equity interests of Griid that, together with the equity interests held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the equity interests of Griid; provided that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of Griid’s equity interests and acquires additional equity interests, and provided further that an Up- SPAC Transaction shall not constitute a Change in Control; or

(b)    the sale of all or substantially all of the Griid’s assets.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Company” has the meaning set forth in the preamble.

“Company Group Member” means each of the Company, Griid or any, direct or indirect, Subsidiary of Griid.

“Disability” with respect to any Service Provider, has the meaning set forth in any effective Award Agreement, employment agreement or other written contract of engagement entered into between a Company Group Member and such Service Provider, or if none, then “Disability” shall mean the Service Provider’s inability, due to physical or mental incapacity, to substantially perform his or her duties and responsibilities to the Company Group Member that employs such Service Provider for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days.

“Double-Trigger Change in Control” has the meaning set forth in Section 7 hereof.

“Effective Date” means the date as of which this Plan is adopted by the Administrator.

“Fair Market Value” means, as of any date of determination, the amount that would be received in respect of an Incentive Unit if all or substantially all of Griid’s assets were sold at fair market, as determined in good faith by the Administrator, based on such factors as the Administrator considers relevant, and the proceeds distributed in complete liquidation thereof.

“Fully Diluted Basis” means, as of any date of determination, (a) with respect to all the units of a Person, all issued and outstanding units of such Person and all units issuable upon the exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable, or (b) with respect to any specified type, class or series of units, all issued and outstanding units designated as such type, class or series and all such designated Units issuable upon the exercise of any outstanding Unit Equivalents as of such date, whether or not such Unit Equivalent is at the time exercisable.

“Grant Date” means, with respect to any Award, the date on which such Award is granted pursuant to this Plan.

“Incentive Unit” means an Incentive Unit of the Company having the privileges, preference, duties, liabilities, obligations and rights specified in the LLC Agreement.

“LLC Agreement” means the Limited Liability Company Agreement of the Company, dated as of April 14, 2021, as it may be amended, modified, superseded or replaced from time to time.

“Membership Interest” has the meaning set forth in the LLC Agreement.

“Participant” means any Service Provider designated by the Administrator to participate in this Plan.

“Permitted Transfer” means a Transfer of Units carried out pursuant to and in accordance with the LLC Agreement, and “Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Plan” has the meaning set forth in the preamble.

“Profits Interest Threshold Amount” means an amount specified by the Administrator with respect to each Incentive Unit and set forth in the applicable Award Agreement in accordance with the LLC Agreement. The Profits Interest Threshold Amount applicable to any Incentive Unit issued hereunder shall be no less than the amount determined by the Administrator to be necessary to cause such Incentive Unit to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

“Qualified Public Offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of units (or common stock of Griid) having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $100 million, following which at least 20% of the total units (or common stock of Griid) on a Fully Diluted Basis shall have been sold to the public and shall be listed on any national securities exchange or quoted on the NASDAQ Stock Market System. For the avoidance of doubt, a SPAC Transaction involving Griid, other than an Up-SPAC Transaction, shall be deemed a Qualified Public Offering.

“Restricted Incentive Unit” has the meaning set forth in Section 5.2(a) hereof.

“Service Provider” means an officer, employee, consultant or other service provider of a Company Group Member.

“SPAC” means a blank-check company organized for the purposes of effectuating a SPAC Transaction and which has completed an initial public offering.

“SPAC Transaction” means a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination between a SPAC and Griid.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Termination of Service” means the termination of a Participant’s service with a Company Group Member for any reason, whether voluntary or involuntary.

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun shall have a correlative meaning. “Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all types and classes of Units.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable, or exercisable for Units, and any option, warrant, or other right to subscribe for, purchase, or acquire Units.

“Unrestricted Incentive Unit” has the meaning set forth in Section 5.2(a) hereof.

“Up-SPAC Transaction” means a SPAC Transaction structured in a manner commonly referred to as an “Up-C” transaction such that following the transaction (i) Griid survives, (ii) the SPAC owns at least a majority of the voting control of Griid but less than a majority of the economic value of Griid, and (iii) the equity owners of Griid immediately prior to the transaction own at least of the majority economic value of Griid, less than a majority of the voting control of Griid and at least a majority of the voting control of the SPAC.

3.    Administration.

3.1    Administrator. This Plan shall be administered by the Administrator.

3.2    Procedures. The Administrator shall adopt such rules and regulations as it deems appropriate regarding the holding of meetings and the administration of this Plan.

3.3    Awards. The Administrator shall have the authority to determine all matters and issues relating to the granting of Awards under this Plan, including, without limitation:

(a)    the Service Providers who shall be granted Awards;

(b)    the time or times when Awards shall be granted;

(c)    the number of Incentive Units subject to each Award;

(d)    whether an Award Agreement must be executed by a Participant’s spouse;

(e)    the terms and conditions of any Award, including the Profits Interest Threshold Amount, any vesting conditions (which may include performance-based goals), restrictions or limitations and any vesting acceleration (whether upon a Change in Control or otherwise) or forfeiture waiver regarding any Award and the Incentive Units relating thereto, based on such factors as the Administrator shall determine; and

(f)    subject to Section 6 hereof or any similar provision in any Award Agreement, whether to modify, amend or adjust the terms and conditions of any Award.

3.4    Profits Interest Determinations. The Administrator may take all actions necessary or appropriate to cause the Incentive Units granted hereunder to be treated as “profits interests” for all United States federal income tax purposes.

3.5    Interpretation. The Administrator shall have the authority to construe and interpret this Plan, prescribe, amend and rescind rules relating to this Plan’s administration and take any other actions necessary or desirable for the administration of this Plan. The Administrator may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. The decisions of the Administrator shall be final and binding on all persons.

4.    Incentive Units Subject to this Plan. Subject to Section 6 hereof, the number of Incentive Units that the Company may issue under this Plan shall not exceed 2,500,000 Incentive Units. If and to the extent that any Award is forfeited (or repurchased by the Company for its original cost), the Incentive Units subject to such Awards shall again be available for distribution under this Plan.

5.    Awards.

5.1    General. Awards may be granted to Participants at such times as determined by the Administrator. Each Award shall be evidenced by an Award Agreement which shall set out the material terms of the Award.

5.2    Terms and Conditions of Awards.

(a)    Vesting. The Administrator shall establish such vesting criteria for the Incentive Units as it determines in its discretion and shall include such vesting criteria in each Award Agreement. Vesting may be based on the continued service of the Participant or on the achievement of performance goals set out in the Award Agreement. Incentive Units may also be fully vested on the Grant Date. Incentive Units that have not vested are “Restricted Incentive Units.” Incentive Units that have vested are “Unrestricted Incentive Units.” The Administrator may, at any time, waive or accelerate any of the foregoing restrictions, in whole or in part, in its discretion.

(b)    Profits Interest Threshold Amount. The Administrator shall specify the Profits Interest Threshold Amount applicable to each Incentive Unit in the applicable Award Agreement in accordance with the LLC Agreement. The Profits Interest Threshold Amount applicable to any Incentive Unit issued pursuant to this Section 5 shall be no less than the amount determined by the Administrator to be necessary to cause such Incentive Unit to constitute a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43.

(c)    Restrictions on Transfer. Except as otherwise provided in Section 5.3 hereof or in accordance with Article VIII of the LLC Agreement, a Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any Incentive Units.

(d)    Voting. Participants shall have no voting rights with respect to Incentive Units granted under this Plan.

5.3    Company’s Call Right. Unless otherwise determined by the Administrator and set forth in the applicable Award Agreement, at any time prior to the consummation of a Qualified

Public Offering or a Change in Control, the Company may, at its election, require the Service Provider and any or all of the Service Provider’s Permitted Transferees to either forfeit or sell to the Company all or any portion of such Service Provider’s Incentive Units in connection with a Termination of Service at the following respective purchase prices:

(a)    In the event of a Termination of Service for any reason, Restricted Incentive Units shall be forfeited without consideration.

(b)    In the event of a Termination of Service for Cause, Unrestricted Incentive Units shall be forfeited without consideration.

(c)    In the event of a Termination of Service (i) by a Company Group Member for a reason other than Cause, or (ii) by the Service Provider for any reason (including as a result of the death or Disability of a Service Provider), the Company’s purchase price per Unrestricted Incentive Unit shall be its Fair Market Value on the date of such Termination of Service.

The Company’s call right is subject to the terms and conditions, including procedural requirements, in Section 8.07 of the LLC Agreement. The purchase price to be paid for such Incentive Units as set forth above in this Section 5.3 shall be payable by the Company in cash or by promissory note with a term no longer than five (5) years, bearing interest at the prime lending rate as published in the Eastern Edition of The Wall Street Journal on the date of the call, and the full cash payment or first installment on the promissory note being paid no later than thirty (30) days after the Company’s exercise of the call right pursuant to this Section 5.3.

5.4    Company Conversion Option. Unless otherwise determined by the Administrator and set forth in the applicable Award Agreement, at any time following a SPAC Transaction (including an Up-SPAC Transaction), the Company may, at its election, require any Service Provider upon a Termination of Service (including any Termination of Service that may have occurred prior to the SPAC Transaction) to convert all or a portion of such Service Provider’s Incentive Units into shares or other equity securities of the SPAC into which holders of Incentive Units otherwise may convert.

6.    Adjustments. If the Units are changed by reason of a change in corporate capitalization or exchanged for other securities as a result of a merger, consolidation or reorganization, the Administrator shall make appropriate adjustments to the maximum number of Incentive Units that may be granted hereunder and shall make such adjustments to the Incentive Units as shall be equitable and appropriate to prevent dilution or enlargement of the benefits provided by Awards granted under this Plan.

7.    Change in Control. The Administrator may, in its discretion, provide in any Award Agreement that all or a portion of a Participant’s Restricted Incentive Units shall become Unrestricted Incentive Units upon a Change in Control and/or that the restrictions and limitations applicable to the Incentive Units shall lapse and such Incentive Units shall become free of all restrictions and become fully vested and transferable (subject to any restrictions generally applicable to other Members). In the event of a Change in Control and the Service Provider’s Termination of Service with the Company for a reason other than Cause within twelve (12) months after the occurrence of the Change in Control (a “Double-Trigger Change in Control”), all Restricted Incentive Units that are outstanding on the date of the Termination of Service shall fully vest and become Unrestricted Incentive Units.

8.    Withholding; No Guarantee of Tax Treatment.

8.1    Withholding. Whenever Incentive Units are to be delivered to a Participant under this Plan, the Company shall be entitled to require as a condition of delivery that the Participant agree to remit when (and if) due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto.

8.2    No Guarantee of Tax Treatment. The Incentive Units granted under this Plan are intended to be “profits interests” for United States federal income tax purposes pursuant to Revenue Procedures 94-27 and 2001-43. The Administrator may take all actions necessary or appropriate to cause the Incentive Units to be treated as profits interests for all United States federal income tax purposes. Notwithstanding the foregoing, the Company does not guarantee that any Award intended to be a profits interest shall be treated as such for tax purposes, and none of the Administrator or any Company Group Member shall indemnify any individual with respect to the tax consequences if they are not so treated.

9.    General Provisions.

9.1    LLC Agreement; Spousal Consent. Any Incentive Units granted under this Plan shall be subject to the LLC Agreement which may contain restrictions on the transferability of such Incentive Units (such as a right of first refusal or a prohibition on transfer) and such units may be subject to call rights and drag-along rights of the Company. As a condition to receiving an Award under this Plan, the Participant shall be required to sign a joinder agreement to the LLC Agreement and, if required, obtain a spousal consent.

9.2    No Right to Awards. No Participant shall have any claim to be granted any Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each Participant or holder or beneficiary.

9.3    No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of any Company Group Member, Awards granted hereunder shall not be deemed “compensation” for purposes of computing benefits or contributions under any retirement plan of any Company Group Member, and shall not affect any benefits under any other benefit plan. This Plan is unfunded and is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and shall be interpreted accordingly.

9.4    Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations.

9.5    Effective Date; Term of Plan. This Plan shall become effective on the Effective Date. This Plan will remain in effect until it is revised or terminated by further action of the Administrator.

9.6    Termination and Amendment. The Administrator may at any time amend or modify this Plan in whole or in part. However, no amendment or termination of this Plan may impair the right of a Participant with respect to an Award previously granted under this Plan without such Participant’s consent. Notwithstanding the foregoing, the Participant’s consent shall not be required if the Administrator determines in its sole discretion that such an amendment or modification or termination is required or advisable for the Company Group Members, this Plan or the Award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter market rule or to meet the requirements of any intended accounting treatment. The Administrator may also amend this Plan and/or any Award Agreement without the Participant’s consent to the extent necessary to (a) comply with Section 409A of the Code; or (b) ensure that the Incentive Units granted under this Plan are treated as profits interests for all United States federal income tax purposes.

9.7    Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.

9.8    Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

9.9    Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of this Plan.

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EXHIBIT A

FORM OF INCENTIVE UNIT AWARD AGREEMENT

[attached]

INCENTIVE UNIT AWARD AGREEMENT

This Incentive Unit Award Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Griid Infrastructure Equity Plan LLC, a Delaware limited liability company (the “Company”), and [Participant Name] (the “Participant”).

WHEREAS, the Company has adopted the Griid Infrastructure Equity Plan LLC Profits Interest Plan (the “Plan”);

WHEREAS, the Administrator has authorized the grant to the Participant of the Incentive Units contemplated herein; and

WHEREAS, capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Plan and, if not defined therein, in the Company Limited Liability Company Agreement, dated as of April 14, 2021, as such may be amended, modified, superseded or replaced from time to time (the “LLC Agreement”).

1.    Grant of Incentive Units. The Company hereby grants to the Participant [NUMBER] Incentive Units pursuant to the terms of the Plan. The Incentive Units are intended to constitute “profits interests” in the Company within the meaning of Revenue Procedures 93-27 and 2001-43. However, notwithstanding any provisions herein or in the Plan, the Company does not guarantee that the Incentive Units will be treated as profits interests for tax purposes, and none of the Administrator or any Company Group Member shall indemnify, defend or hold harmless the Participant with respect to the tax consequences if the profits interests are not so treated. By executing this Agreement, the Participant hereby accepts the Incentive Units subject to all of the terms and provisions of this Agreement, the Plan and the LLC Agreement.

2.    Section 83(b) Election. As a condition to the grant of the Incentive Units under this Agreement, no later than thirty (30) days following the Grant Date, the Participant shall execute and file with the Internal Revenue Service an election under Section 83(b) of the Code substantially in the form attached hereto as Exhibit A, with respect to such Incentive Units, and the Participant shall provide the Company with a copy of such executed and filed election promptly thereafter, along with a copy of proof of mailing; provided, however, that if the Participant refuses or fails to timely file such election pursuant to Section 83(b) of the Code, the Participant will forfeit the Incentive Units granted under this Agreement, this Agreement shall be null and void ab initio and of no force or effect, and the Company shall have no obligations to the Participant with respect to the forfeited Incentive Units.

3.    Vesting. The Incentive Units shall vest in accordance with the following vesting schedule: [VESTING SCHEDULE], subject to the Participant’s continued service with the applicable Company Group Member through the applicable vesting dates. The Incentive Units which have become vested pursuant this vesting schedule are referred to herein as “Unrestricted Incentive Units” and the Incentive Units which are not vested are referred to herein as “Restricted Incentive Units”.

4.    Distributions; Profits Interest Threshold Amount. The Participant will be entitled to distributions on the Incentive Units in accordance with the terms of the LLC Agreement. The Participant understands that no distributions will be made on the Incentive Units until there has been distributed to holders of the Common Units an amount equal to the Profits Interest Threshold Amount as of the Grant Date, which is $[AMOUNT].

5.    Restrictions on Transfer; Call Rights.

5.1    Transfer Restrictions. None of the Incentive Units may be conveyed, pledged, assigned, transferred, hypothecated, encumbered or otherwise disposed of by the Participant or any Permitted Transferee, except as expressly provided in the LLC Agreement.

5.2    Call Rights. The Company shall have the call rights set forth in Section 5.3 of the Plan with respect to all Incentive Units.

6.    Change in Control. Notwithstanding Section 3 hereof, and subject to the Participant’s continued service with the Company Group Member that employs the Participant, in the event of (i) a Change in Control, and (ii) the Participant’s Termination of Service other than for Cause within one (1) year of the date of the Change in Control, all Restricted Incentive Units outstanding on the date of the Termination of Service shall fully vest on the date of the Termination of Service and become Unrestricted Incentive Units.

7.    Representations and Warranties. The Participant hereby makes the following representations, warranties and agreements with respect to the Incentive Units:

7.1    Restrictions. The Participant understands and agrees that the Incentive Units are being sold or granted in a transaction not involving any public offering in the United States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and that the Incentive Units will not be registered under the Securities Act or any state or foreign securities or “blue sky” laws and that it is anticipated that there will be no public market for the Incentive Units. The Participant understands and agrees that the Company is under no obligation to file any registration statement with the Securities and Exchange Commission in order to permit transfers of the Incentive Units.

7.2    Nature of Participant. The Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of the investment in the Incentive Units. The Participant understands that the Incentive Units are a speculative investment which involves a high degree of risk of loss of the Participant’s investment therein. It may not be possible for the Participant to liquidate his or her investment in case of emergency, if at all. The Participant is able to bear the economic risk of an investment in the Incentive Units, including the risk of a complete loss of his or her investment.

7.3    Purchase for Investment. The Participant is acquiring the Incentive Units for his or her own account for investment purposes and not with a view to, or for offer or sale on behalf of himself or herself or for the Company in connection with, the distribution or resale thereof.

7.4    Receipt of, Access to and Reliance on Information. The Participant acknowledges that (i) the Company has given him or her, at a reasonable time prior to the Grant Date, an opportunity to ask questions and receive answers regarding the terms and conditions of the Plan (including the LLC Agreement and the Agreement); (ii) the Company has given him or her, at a reasonable time prior to the date hereof, an opportunity to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense deemed necessary by him or her to verify the accuracy of the information provided, and he or she received all such additional information requested; and (iii) he or she has not relied on any of the Company or any of its “affiliates” (as defined in Regulation D of the Securities Exchange Act of 1934, as amended), officers, employees or representatives in connection with his or her investigation of the accuracy of the information provided or his or her investment decision. The Participant acknowledges that no person has been authorized to give any information or to make any representations concerning the Incentive Units, written or oral, that does not conform to the information

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included in the Plan, the LLC Agreement or this Agreement and if given or made, such other information or representation should not be relied upon as having been authorized by any of the Company or any of its respective affiliates, officers, employees or representatives.

7.5    No Misrepresentation; Notification of Any Change. The Participant understands that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties, and agrees that if any of the acknowledgements, representations and warranties deemed to have been made by it upon its acquisition of the Incentive Units are no longer accurate at any time, it shall promptly notify the Company.

7.6    State of Residence. The Participant is a resident of the state set forth below the Participant’s signature to this Agreement. The Participant shall notify the Company of any change in his or her residence on or prior to the date of such change.

8.    LLC Agreement; Joinder. The Participant (for the Participant and for any of the Participant’s Permitted Transferees) hereby agrees to be bound by, and subject to, all of the terms and provisions of the LLC Agreement, including all restrictions on the transfer of the Incentive Units, and agrees to sign a joinder and spousal consent (if required) to the LLC Agreement in connection with this Award substantially in the forms attached hereto as Exhibit B and Exhibit C.

9.    Legend. Any certificate(s) representing the Incentive Units will bear a legend substantially as follows and the Participant will not make any transfer of the Incentive Units without first complying with the restrictions described in such legend:

“THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, AND AN INCENTIVE UNIT AWARD AGREEMENT BETWEEN THE COMPANY AND THE OTHER PARTY NAMED THEREIN, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AND INCENTIVE UNIT AWARD AGREEMENT.”

“THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT OR LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

The Participant agrees that the Company may also endorse any other legends required by applicable federal or state securities laws.

10.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an officer, employee, or consultant of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s employment or service at any time, with or without Cause.

11.    Withholding. The Incentive Units are intended to qualify as profits interest with no liquidating value on the Grant Date. However, in the event that the Participant is required to recognize ordinary income in connection with the Incentive Units, the Company may require the Participant to make payment to the Company to enable it to meet any withholding obligations that may be associated with such acquisition.

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12.    Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by registered or certified mail, postage prepaid, addressed to the recipient at the last known address of the recipient. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

14.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Participant and the Company.

15.    Incentive Units Subject to Plan. This Agreement and the Incentive Units to which it relates are subject to the terms and conditions of the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.    Integration. This Agreement, the Plan and the LLC Agreement contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement, the Plan and the LLC Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

17.    Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

18.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

19.    No Impact on Other Benefits. Except as specifically provided in a retirement or other benefit plan of the Company or a Company Subsidiary, the Incentive Units are not part of the Participant’s normal or expected compensation for purposes of computing benefits or contributions under any retirement or other employee benefit plan.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date written above.

GRIID INFRASTRUCTURE EQUITY PLAN LLC By: Griid Infrastructure LLC, its Managing Member

By:
Name:	James D. Kelly III
Title:	Chief Executive Officer

[PARTICIPANT NAME]

By:
Name:
Address:

Acknowledgement and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he or she has read this Incentive Unit Award Agreement and the Plan and agrees to be bound thereby.

Name: OR Declaration of Unmarried Status I, [PARTICIPANT NAME], hereby declare that I am not married as of the date hereof.

Name:

EXHIBIT A

FORM OF SECTION 83(B) ELECTION

[Attached]

SECTION 83(B) ELECTION

            , 2021

Department of the Treasury

Internal Revenue Service Center

Ladies and Gentlemen:

I hereby make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to my interest in the limited liability company described below. Although the interest with respect to which this election is made qualifies as a “partnership profits interest,” I make this election on a “protective” basis, notwithstanding the fact that the IRS has announced in Revenue Procedure 93-27 and Revenue Procedure 2001-43 that, in general, the receipt of a partnership profit interest will not be treated as a taxable event, in case it is ever determined that the interest does not so qualify. The following information is submitted as required by Treas. Reg. § 1.83-2(e):

(1)	Name of Taxpayer:

Address:

SSN/EIN No.:

(2)

Description of property with respect to which the election is being made: The election is being made with respect to Incentive Units (the “Incentive Units”) of Griid Infrastructure Equity Plan LLC (the “Company”).

(3)	The date on which the Incentive Units were transferred is . The taxable year to which this election relates is calendar year .

(4)	Restrictions to which property is subject: Among other restrictions, the Incentive Units are subject to vesting conditions relating to continued service with the Company and its affiliates.

(5)

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of my membership interest in the Company with respect to which this election is being made is $0 per Incentive Unit.

(6)	The amount paid by me for my Incentive Units in the Company was $0 per Incentive Unit.

(7)	The amount I will include in income as the result of this election is $0.

(8)	A copy of this election has been furnished to the Company.

A copy of this election will be submitted to the Internal Revenue Service with my federal income tax return for the year ending             . Please acknowledge receipt of this letter by signing or stamping the enclosed copy of this letter and return it in the enclosed, self-addressed, stamped envelope.

Dated:              , 2021

Name:

EXHIBIT B

FORM OF JOINDER AGREEMENT

[Attached]

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Limited Liability Company Agreement of Griid Infrastructure Equity Plan LLC, a Delaware limited liability company, dated as of April 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the LLC Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby agrees to be admitted as a Member of the Company and to become a party to, be bound by, and comply with the provisions of the LLC Agreement in the same manner as if the undersigned were an original signatory to the LLC Agreement as an Incentive Member. In connection therewith and without limiting the foregoing, effective as of the date hereof, the undersigned hereby makes the representations and warranties contained in the LLC Agreement.

This Joinder Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of         , 20    .

By:
Name:

Address:

Telephone No.:

Email:

EXHIBIT C

FORM OF SPOUSAL CONSENT

[Attached]

SPOUSAL CONSENT

In consideration of the execution of that certain Limited Liability Company Agreement of Griid Infrastructure Equity Plan LLC, a Delaware limited liability company, dated as of April 14, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), I, [●], the spouse of the Member, do hereby confirm that:

(a)    I have read and approve of the provisions of the LLC Agreement and the Joinder Agreement;

(b)    I do join with my spouse in executing the Joinder Agreement;

(c)    I do agree to be bound by and accept the provisions of the LLC Agreement and the Joinder Agreement; and

(d)    I do agree that any interests I may have in the limited liability company interests of the Company and any other securities contemplated by the LLC Agreement, whether the interest may be community property or otherwise, shall be similarly bound by the LLC Agreement.

I am aware that the legal, financial and related matters contained in the LLC Agreement and the Joinder Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this spousal consent. I have either sought such guidance or counsel or determined after reviewing the LLC Agreement and the Joinder Agreement carefully to waive such right.

This spousal consent is governed by and shall be construed in accordance with the laws of the State of Delaware.

Acknowledged and agreed this      day of         , 20    .

Name: